Exhibit 99.1
FOR IMMEDIATE RELEASE

COMPANY CONTACT:	PRESS CONTACT:
Kristina McMenamin	Guy Lawrence
W. P. Carey & Co. LLC	Ross & Lawrence
212-492-8995	212-308-3333
kmcmenamin@wpcarey.com	gblawrence@rosslawpr.com
W. P. Carey Announces Second Quarter Financial Results
New York, NY — August 6, 2009 — Investment firm W. P. Carey & Co. LLC (NYSE: WPC) today reported financial results for the second quarter ended June 30, 2009.
QUARTERLY AND SIX-MONTH RESULTS
•	Total revenues net of reimbursed expenses for the second quarter of 2009 were $44.3 million, compared to $47.3 million for the second quarter of 2008. Total revenues net of reimbursed expenses for the six months ended June 30, 2009 were $96.5 million, compared to $94.2 million for the comparable period in 2008. Reimbursed expenses are excluded from total revenues because they have no impact on net income.

•	Net income for the second quarter of 2009 was $15.0 million, compared to $19.8 million for the same period in 2008. For the six months ended June 30, 2009, net income was $32.7 million, compared to $36.9 million for the comparable period in 2008.

•	Cash flows from operating activities for six months ended June 30, 2009 increased to $34.7 million from $27.2 million for the prior year period.

•	Adjusted cash flow from operating activities for the six months ended June 30, 2009 was $50.0 million, compared to $53.8 million for the comparable period in 2008.

•	Funds from operations (FFO) for the second quarter of 2009 were $30.1 million or $0.75 per diluted share, compared to $35.6 million or $0.88 per diluted share for the comparable period in 2008. FFO for the six months ended June 30, 2009 was $59.0 million or $1.48 per diluted share, compared to $57.1 million or $1.42 per diluted share for the comparable period in 2008.

•	For the six months ended June 30, 2009, we incurred impairment charges of $2.3 million and our CPA® REITs incurred impairment charges aggregating approximately $54.6 million, which reduced the amount of income we recognize from these equity investments by approximately $2.8 million. We received approximately $6.8 million in cash distributions from our equity ownership in the CPA® REITs for the same period.

•	Further information concerning FFO and adjusted cash flow from operating activities, non-GAAP supplemental performance metrics, is presented in the accompanying tables.
INVESTMENT, FUNDRAISING AND FINANCING ACTIVITY
•	Investment volume, for our own portfolio and on behalf of the CPA® REITS, for the six months ended June 30, 2009 was $273.8 million, an increase over the prior year as a result of two significant transactions—The New York Times Company and Kronos Foods—closing in the first quarter.

•	In July, on behalf of our CPA® REITs, we structured a $93.6 million sale-leaseback and our first Hungarian transaction with UK retailer, Tesco plc.

•	We continue to raise investor capital through our latest non-traded REIT offering, CPA®:17 — Global, so that we may take advantage of attractive investment opportunities that we believe are afforded by the current market environment. Through July 31, 2009, CPA®:17 — Global has raised more than $550 million of its up-to $2 billion offering. For the second quarter of 2009, we raised $100.3 million, compared to $71.5 million in the first quarter of this year.

•	Since the beginning of the credit crunch in September 2008, W. P. Carey and our CPA® REITs have completed refinancings of maturing debt totaling more than $120 million secured by seven properties, of which $44.2 million closed in the first half of 2009.

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ASSETS UNDER MANAGEMENT
•	W. P. Carey is the advisor to the CPA® REITs, which had real estate assets of $7.9 billion and total assets of $8.2 billion as of June 30, 2009.

•	As of June 30, 2009, the occupancy rate of our 17 million square foot owned portfolio was approximately 94%. In addition, for the 92 million square feet owned by the CPA® REITs, the occupancy rate was approximately 98%.
DISTRIBUTIONS
•	The Board of Directors raised the quarterly cash distribution to $0.498 per share for the second quarter of 2009. The distribution was paid on July 15, 2009 to shareholders of record as of June 30, 2009. This was our 33rd consecutive quarterly dividend increase.

•	Over the past 36 years, W. P. Carey and the CPA® programs have paid approximately $2.9 billion to investors over 800 cash distributions.
“While the second quarter was largely uneventful from a financial results standpoint, we believe we are very well poised to take advantage of opportunities in the sale-leaseback market,” said Gordon F. DuGan, President and Chief Executive Officer. “Specifically, we have been quite pleased at the access to capital that we have in terms of increased equity fundraising and our continued access to mortgage financing. Our existing funds continue to perform as expected, although we will remain cautious about corporate defaults until we see a meaningful economic recovery. Lastly, having access to capital and significantly fewer legacy challenges is allowing us to play offense in the sale-leaseback market at a time when others have to take a more defensive posture.”
CONFERENCE CALL & WEBCAST
Please call at least 10 minutes prior to call to register
Time: Thursday, August 6, 2009 at 11:00 AM (ET)
Call-in Number: 877-591-4953
(International) +1-719-325-4898
Passcode: 3545166
Webcast: www.wpcarey.com/earnings
Podcast: www.wpcarey.com/podcast
Available after 2:00 PM (ET)
Replay Number: 888-203-1112
(International) +1-719-457-0820
Replay Passcode: 3545166
Replay Available until August 20, 2009 at midnight ET.
W. P. Carey & Co. LLC
W. P. Carey & Co. LLC is an investment firm that provides long-term sale-leaseback and build-to-suit financing for companies worldwide and manages a global investment portfolio approaching $10 billion. Publicly traded on the New York Stock Exchange (WPC), W. P. Carey and its CPA® series of income-generating, non-traded REITs help companies and private equity firms release capital tied up in real estate assets. The W. P. Carey Group’s investments are highly diversified, comprising contractual agreements with approximately 300 long-term corporate obligors spanning 28 industries and 15 countries. http://www.wpcarey.com

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Individuals interested in receiving future updates on W. P. Carey via e-mail can register at www.wpcarey.com/alerts.
This press release contains forward-looking statements within the meaning of the Federal securities laws. A number of factors could cause the Company’s actual results, performance or achievement to differ materially from those anticipated. Among those risks, trends and uncertainties are the general economic climate; the supply of and demand for office and industrial properties; interest rate levels; the availability of financing; and other risks associated with the acquisition and ownership of properties, including risks that the tenants will not pay rent, or that costs may be greater than anticipated. For further information on factors that could impact the Company, reference is made to the Company’s filings with the Securities and Exchange Commission.

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W. P. CAREY & CO. LLC
Consolidated Statements of Income (Unaudited)
(in thousands, except share and per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008
Revenues
Asset management revenue	$19,227	$20,039	$38,335	$40,165
Structuring revenue	365	3,169	10,774	6,585
Wholesaling revenue	1,597	1,488	2,690	2,628
Reimbursed costs from affiliates	11,115	11,080	20,111	21,446
Lease revenues	18,473	19,296	36,828	38,371
Other real estate income	4,649	3,305	7,904	6,427

	55,426	58,377	116,642	115,622

Operating Expenses
General and administrative	(14,310)	(15,816)	(33,409)	(31,229)
Reimbursable costs	(11,115)	(11,080)	(20,111)	(21,446)
Depreciation and amortization	(7,120)	(6,178)	(12,749)	(12,167)
Property expenses	(2,180)	(1,245)	(4,026)	(3,532)
Impairment charges	(1,700)	—	(1,700)	—
Other real estate expenses	(1,707)	(2,146)	(3,838)	(4,215)

	(38,132)	(36,465)	(75,833)	(72,589)

Other Income and Expenses
Other interest income	401	679	808	1,440
Income from equity investments in real estate and CPA® REITs	4,875	3,934	6,262	8,645
Other income and expenses	127	1,848	3,281	4,659
Interest expense	(3,923)	(4,532)	(8,252)	(9,575)

	1,480	1,929	2,099	5,169

Income from continuing operations before income taxes	18,774	23,841	42,908	48,202
Provision for income taxes	(3,720)	(7,422)	(9,920)	(14,566)

Income from continuing operations	15,054	16,419	32,988	33,636

Discontinued Operations
(Loss) income from operations of discontinued properties	(75)	3,733	(100)	3,706
Gain on sale of real estate	478	—	343	—
Impairment charge	(580)	—	(580)	—

(Loss) income from discontinued operations	(177)	3,733	(337)	3,706

Net Income	14,877	20,152	32,651	37,342
Add: Net loss attributable to noncontrolling interests	203	168	373	340
Less: Net income attributable to redeemable noncontrolling interests	(103)	(472)	(338)	(733)

Net Income Attributable to W. P. Carey Members	$14,977	$19,848	$32,686	$36,949

Basic Earnings Per Share
Income from continuing operations attributable to W. P. Carey members	$0.37	$0.41	$0.83	$0.85
(Loss) income from discontinued operations attributable to W. P. Carey members	—	0.10	(0.01)	0.09

Net income attributable to W. P. Carey members	$0.37	$0.51	$0.82	$0.94

Diluted Earnings Per Share
Income from continuing operations attributable to W. P. Carey members	$0.37	$0.41	$0.82	$0.83
(Loss) income from discontinued operations attributable to W. P. Carey members	—	0.09	(0.01)	0.09

Net income attributable to W. P. Carey members	$0.37	$0.50	$0.81	$0.92

Weighted Average Shares Outstanding
Basic	39,350,684	39,204,221	39,067,391	39,039,617

Diluted	40,065,495	40,256,658	39,780,708	40,271,185

Amounts Attributable to W. P. Carey Members
Income from continuing operations, net of tax	$15,154	$16,115	$33,023	$33,243
(Loss) income from discontinued operations, net of tax	(177)	3,733	(337)	3,706

Net income	$14,977	$19,848	$32,686	$36,949

Distributions Declared Per Share	$0.498	$0.487	$0.994	$0.969

W. P. CAREY & CO. LLC
Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Six months ended June 30,
	2009	2008
Cash Flows — Operating Activities
Net income	$32,651	$37,342
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization including intangible assets and deferred financing costs	12,757	13,506
Income from equity investments in real estate and CPA® REITs in excess of distributions received	(3,157)	(1,924)
Straight-line rent adjustments	967	1,252
Management income received in shares of affiliates	(15,414)	(20,053)
Gain on sale of real estate	(343)	—
Gain on extinguishment of debt	(6,991)	—
Allocation of income to profit sharing interest	3,875	—
Impairment charges	2,280	—
Unrealized gain on foreign currency transactions, warrants and securities	(39)	(1,203)
Realized gain on foreign currency transactions and other	(126)	(1,565)
Stock-based compensation expense	5,260	3,922
Decrease in deferred acquisition revenue received	22,877	46,695
Increase in structuring revenue receivable	(5,416)	(3,538)
Decrease in income taxes, net	(8,454)	(3,963)
Decrease in settlement provision	—	(29,979)
Net changes in other operating assets and liabilities	(6,044)	(13,273)

Net cash provided by operating activities	34,683	27,219

Cash Flows — Investing Activities
Distributions received from equity investments in real estate and CPA® REITs in excess of equity income	7,606	3,425
Capital contributions to equity investments	—	(837)
Purchases of real estate and equity investments in real estate	(39,677)	(184)
Capital expenditures	(6,929)	(6,455)
VAT refunded on purchase of real estate	—	3,189
Proceeds from sale of real estate	3,835	—
Proceeds from transfer of profit sharing interest	21,928	—
Funds released from escrow in connection with the sale of property	—	636
Payment of deferred acquisition revenue to affiliate	—	(120)

Net cash used in investing activities	(13,237)	(346)

Cash Flows — Financing Activities
Distributions paid	(39,060)	(48,668)
Contributions from noncontrolling interests	1,583	1,320
Distributions to noncontrolling interests	(3,474)	(1,329)
Distributions to profit sharing interest	(3,434)	—
Scheduled payments of mortgage principal	(5,241)	(4,698)
Proceeds from mortgages and credit facilities	127,500	101,937
Prepayments of mortgage principal and credit facilities	(83,936)	(73,729)
Proceeds from loan from affiliates	1,624	—
Repayment of loan from affiliates	—	(7,569)
Payment of financing costs, net of deposits refunded	(806)	(370)
Proceeds from issuance of shares	874	12,743
Windfall tax benefits associated with stock-based compensation awards	242	608
Repurchase and retirement of shares	(10,686)	(5,134)

Net cash used in financing activities	(14,814)	(24,889)

Change in Cash and Cash Equivalents During the Period
Effect of exchange rate changes on cash	38	298

Net increase in cash and cash equivalents	6,670	2,282
Cash and cash equivalents, beginning of period	16,799	12,137

Cash and cash equivalents, end of period	$23,469	$14,419

W. P. CAREY & CO. LLC
Financial Highlights (Unaudited)
(in thousands, except share and per share amounts)
These financial highlights include non-GAAP financial measures, including earnings before interest, taxes, depreciation and amortization (“EBITDA”), funds from operations (“FFO”) and adjusted cash flow from operating activities. A description of these non-GAAP financial measures and reconciliations to the most directly comparable GAAP measures is provided on the following pages.

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008
EBITDA
Investment management	$10,430	$15,774	$23,498	$30,519
Real estate ownership	19,365	22,307	40,257	42,941

Total	$29,795	$38,081	$63,755	$73,460

FFO
Investment management	$11,627	$14,664	$25,960	$20,125
Real estate ownership	18,486	20,887	33,010	36,956

Total	$30,113	$35,551	$58,970	$57,081

EBITDA Per Share (Diluted)
Investment management	$0.26	$0.39	$0.59	$0.76
Real estate ownership	0.48	0.56	1.01	1.06

Total	$0.74	$0.95	$1.60	$1.82

FFO Per Share (Diluted)
Investment management	$0.29	$0.36	$0.65	$0.50
Real estate ownership	0.46	0.52	0.83	0.92

Total	$0.75	$0.88	$1.48	$1.42

Adjusted Cash Flow From Operating Activities
Adjusted cash flow			$50,019	$53,789

Adjusted cash flow per share (diluted)			$1.26	$1.34

Distributions declared per share			$0.994	$0.969

Payout ratio (distributions per share/adjusted cash flow per share)			79%	72%

W. P. CAREY & CO. LLC
Reconciliation of Net Income to EBITDA (Unaudited)
(in thousands, except share and per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008
Investment Management
Net income from investment management attributable to W. P. Carey members	$5,954	$7,123	$12,659	$14,054
Adjustments:
Provision for income taxes	3,440	7,556	9,205	14,340
Depreciation and amortization	1,036	1,095	1,634	2,125

EBITDA — investment management	$10,430	$15,774	$23,498	$30,519

EBITDA per share (diluted)	$0.26	$0.39	$0.59	$0.76

Real Estate Ownership
Net income from real estate ownership attributable to W. P. Carey members	$9,023	$12,725	$20,027	$22,895
Adjustments:
Interest expense	3,923	4,532	8,252	9,575
Provision for income taxes	280	(134)	715	226
Depreciation and amortization	6,084	5,083	11,115	10,042
Reconciling items attributable to discontinued operations	55	101	148	203

EBITDA — real estate ownership	$19,365	$22,307	$40,257	$42,941

EBITDA per share (diluted)	$0.48	$0.56	$1.01	$1.06

Total Company
EBITDA	$29,795	$38,081	$63,755	$73,460

EBITDA per share (diluted)	$0.74	$0.95	$1.60	$1.82

Diluted weighted average shares outstanding	40,065,495	40,256,658	39,780,708	40,271,185

Non-GAAP Financial Disclosure
EBITDA as disclosed represents earnings before interest, taxes, depreciation and amortization. We believe that EBITDA is a useful supplemental measure for assessing the performance of our business segments, although it does not represent net income that is computed in accordance with GAAP. Accordingly, EBITDA should not be considered an alternative for net income as an indicator of our financial performance. EBITDA may not be comparable to similarly titled measures of other companies.

W. P. CAREY & CO. LLC
Reconciliation of Net Income to Funds From Operations (FFO) (Unaudited)
(in thousands, except share and per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008
Investment Management
Net income from investment management attributable to W. P. Carey members	$5,954	$7,123	$12,659	$14,054
Amortization, deferred taxes and other non-cash charges	2,607	4,041	3,919	1,487
FFO from equity investments	3,066	3,500	9,382	4,584

FFO — investment management	$11,627	$14,664	$25,960	$20,125

FFO per share (diluted)	$0.29	$0.36	$0.65	$0.50

Real Estate Ownership
Net income from real estate ownership attributable to W. P. Carey members	$9,023	$12,725	$20,027	$22,895
Loss on sale of real estate, net	(478)	—	(343)	—
Gain on extinguishment of debt, net (a)	—	—	(2,796)	—
Depreciation, amortization and other non-cash charges	5,174	5,389	10,348	8,950
Straight-line and other rent adjustments	232	659	412	1,328
Impairment charges	2,280	—	2,280	—
FFO from equity investments	2,411	2,287	3,413	4,128
Noncontrolling interests’ share of FFO	(156)	(173)	(331)	(345)

FFO — real estate ownership	$18,486	$20,887	$33,010	$36,956

FFO per share (diluted)	$0.46	$0.52	$0.83	$0.92

Total Company
FFO	$30,113	$35,551	$58,970	$57,081

FFO per share (diluted)	$0.75	$0.88	$1.48	$1.42

Diluted weighted average shares outstanding	40,065,495	40,256,658	39,780,708	40,271,185

Non-GAAP Financial Disclosure
Funds from operations (FFO) is a non-GAAP financial measure that is commonly used in evaluating real estate companies. Although the National Association of Real Estate Investment Trusts (NAREIT) has published a definition of FFO, real estate companies often modify this definition as they seek to provide financial measures that meaningfully reflect their operations. FFO should not be considered as an alternative to net income as an indication of a company’s operating performance or to cash flow from operating activities as a measure of its liquidity. It should be used in conjunction with GAAP net income. FFO disclosed by other REITs may not be comparable to our FFO calculation.
NAREIT’s definition of FFO adjusts GAAP net income to exclude depreciation and gains/losses from the sales of properties and adjusts for FFO applicable to unconsolidated partnerships and joint ventures. We calculate FFO in accordance with this definition and then include other adjustments to GAAP net income to adjust for certain non-cash charges such as amortization of intangibles, deferred income tax benefits and expenses, straight-line rents, stock compensation, impairment charges on real estate and unrealized foreign currency exchange gains and losses. We exclude these items from GAAP net income as they are not the primary drivers in our decision making process. Our assessment of our operations is focused on long term sustainability and not on such non-cash items which may cause short-term fluctuations in net income but that have no impact on cash flows.

(a)	In January 2009, Carey Storage repaid, in full, the $35 million outstanding balance on its secured credit facility for $28 million and recognized a gain of $7 million on the repayment of this debt at a discount, inclusive of profit sharing interest of $4.2 million.

W. P. CAREY & CO. LLC
Adjusted Cash Flow From Operating Activities (Unaudited)
(in thousands, except share and per share amounts)

	Six months ended June 30,
	2009	2008
Cash flow from operating activities — as reported	$34,683	$27,219
Adjustments:
Distributions received from equity investments in real estate in excess of equity income (a)	9,040	3,223
Contributions received from noncontrolling interests, net (b)	252	—
Changes in working capital (c)	6,044	14,626
CPA®:16 — Global performance adjustment, net (d)	—	(12,291)
Settlement payment (e)	—	21,012

Adjusted cash flow from operating activities	$50,019	$53,789

Adjusted cash flow per share (diluted)	$1.26	$1.34

Distributions declared per share	$0.994	$0.969

Payout ratio (distributions per share/adjusted cash flow per share)	79%	72%

Diluted weighted average shares outstanding	39,780,708	40,271,185

Non-GAAP Financial Disclosure
Adjusted cash flow from operating activities is a non-GAAP financial measure that represents cash flow from operating activities on a GAAP basis adjusted for certain timing differences and deferrals as described below. We believe that adjusted cash flow from operating activities is a useful supplemental measure for assessing the cash flow generated from our core operations and is used in evaluating distributions to shareholders. Adjusted cash flow from operating activities should not be considered as an alternative for cash flow from operating activities computed on a GAAP basis as a measure of our liquidity. Adjusted cash flow from operating activities may not be comparable to similarly titled measures of other companies.

(a)	We take a substantial portion of our asset management revenue in shares of the CPA® REIT funds. To the extent we receive distributions in excess of the equity income that we recognize, we include such amounts in our evaluation of cash flow from core operations.

(b)	Represents noncontrolling interests’ share of contributions/distributions made by ventures that we consolidate in our financial statements. This adjustment in the calculation of adjusted cash flow from operating activities was introduced during the fourth quarter of 2008 because we believe that it results in a more accurate presentation of this supplemental measure.

(c)	Timing differences arising from the payment of certain liabilities in a period other than that in which the expense is recognized in determining net income may distort the actual cash flow that our core operations generate. We adjust our GAAP cash flow from operating activities to record such amounts in the period in which the liability was actually incurred. We believe this is a fairer measure of determining our cash flow from core operations.

(d)	Amounts deferred in lieu of CPA®:16 — Global achieving its performance criterion, net of a 45% tax provision. In determining cash flow generated from our core operations, we believe it is more appropriate to normalize cash flow for the impact of CPA®:16 — Global achieving its performance criterion, rather than recognizing the entire deferred amount in the quarter in which the performance criterion was met (second quarter of 2007), as this revenue was actually earned over a three year period.

(e)	In March 2008, we entered into a settlement with the SEC with respect to all matters relating to their investigation. As a result, we paid $30 million in the first quarter of 2008 and recognized an offsetting $9 million tax benefit in the same period.